UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FQF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

230 Congress St., 5th Floor, Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173167.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1.                      Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of QuantShares U.S. Market Neutral Momentum Fund, QuantShares U.S. Market Neutral Value Fund, QuantShares U.S. Market Neutral Beta Fund, QuantShares U.S. Market Neutral Size Fund, QuantShares U.S. Market Neutral Quality Fund, QuantShares U.S. Market Neutral Anti-Momentum Fund, and QuantShares U.S. Market Neutral Anti-Beta Fund, each a series of FQF Trust (the "Trust") to be registered hereunder is set forth in the Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173167; 811-22540) as filed with the Securities and Exchange Commission on August 8, 2011, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
QuantShares U.S. Market Neutral Momentum Fund	27-3454852
QuantShares U.S. Market Neutral Value Fund	27-3454890
QuantShares U.S. Market Neutral Beta Fund	27-3454907
QuantShares U.S. Market Neutral Size Fund	27-3454930
QuantShares U.S. Market Neutral Quality Fund	27-3454952
QuantShares U.S. Market Neutral Anti-Momentum Fund	27-3454972
QuantShares U.S. Market Neutral Anti-Beta Fund	27-3454992

Item 2.                      Exhibits.

1.           The Trust's Trust Instrument is included as exhibit (a) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173167; 811-22540), as filed with the Securities and Exchange Commission on March 30, 2011.

2.           The Trust's By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173167; 811-22540), as filed with the Securities and Exchange Commission on March 30, 2011.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 31, 2011

FQF TRUST

By:           /s/Ronald C. Martin, Jr.
Name:      Ronald C. Martin, Jr.
Title:        Vice President